Eagle Ford Oil and Gas Corp. 8-K

Exhibit 99.1

CONSOLIDATED FINANCIAL STATEMENTS

Sandstone Energy, L.L.C.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Members
Sandstone Energy, LLC
(An Exploration Stage Company)
Houston, Texas

We have audited the accompanying consolidated balance sheets of Sandstone Energy, LLC, an Exploration Stage Company (the “Company”) as of December 31, 2010 and 2009, and the related consolidated statements of operations, changes in members’ equity (deficit), and cash flows for the years then ended and for the period from inception (May 15, 2006) to December 31, 2010. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sandstone Energy, LLC as of December 31, 2010 and 2009, and the results of their operations and their cash flows for the years then ended and for the period from inception (May 15, 2006) to December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company is an Exploration Stage Company which has experienced significant losses since inception with no significant revenues. Also discussed in Note 3 to the consolidated financial statements, a significant amount of additional capital will be necessary to advance the development of the Company's properties to the point at which they may become commercially viable. Those conditions, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in Note 3. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas
November 3, 2011

SANDSTONE ENERGY, L.L.C.
(An Exploration Stage Company)
CONSOLIDATED BALANCE SHEETS

	December 31,
	2010	2009

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$414	$34,386
Accounts receivable - production	305,927	-
Total current assets	306,341	34,386

PROPERTY AND EQUIPMENT
Oil and gas properties, using full cost accounting
Costs not subject to amortization	2,708,022	388,673
Total property and equipment	2,708,022	388,673

TOTAL ASSETS	$3,014,363	$423,059

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable – trade	$147,736	$1,153
Accrued expenses	94,870	51,575
Third party advances	115,000	120,000
Notes payable, current portion	142,000	72,000
Notes payable to related parties, current portion	637,500	-
Total current liabilities	1,137,106	244,728

LONG-TERM LIABILITIES
Notes payable, net of current portion	-	142,000
Notes payable to related parties, net of current portion	-	10,000
Asset retirement obligation	20,072	6,300
TOTAL LIABILITIES	1,157,178	403,028

Commitments and contingencies	-	-

MEMBERS' EQUITY (DEFICIT)
Sandstone Energy, LLC members’ equity (deficit)	428,475	(189,392)
Noncontrolling interest	1,428,710	209,423
Total members’ equity	1,857,185	20,031

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$3,014,363	$423,059

See summary of significant accounting policies and notes to consolidated financial statements.

SANDSTONE ENERGY, L.L.C.
(An Exploration Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2010	2009	Period from May 15, 2006 (Inception) to December 31, 2010

REVENUE	$334,113	$-	$334,113

OPERATING EXPENSES
Lease operating expenses	50,049	-	50,049
General and administrative expenses	565,786	19,197	914,179
Accretion of asset retirement obligation	1,172	-	1,172
Total operating expenses	617,007	19,197	965,400

Operating loss	(282,894)	(19,197)	(631,287)

OTHER INCOME (EXPENSES)
Interest expense	(43,295)	(35,138)	(94,871)
Total other expenses	(43,295)	(35,138)	(94,871)

Net loss	(326,189)	(54,335)	(726,158)
Noncontrolling interest in net income (loss)	137,616	(577)	137,039
Net loss applicable to Sandstone Energy, L.L.C.	$(463,805)	$(53,758)	$(863,197)

See summary of significant accounting policies and notes to consolidated financial statements.

SANDSTONE ENERGY, L.L.C. (An Exploration Stage Company) CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT) For the period from May 15, 2006 (inception) to December 31, 2010
	Sandstone LLC Members' Equity (Deficit)	Noncontrolling Interest	Total Members’ Equity (Deficit)

Balance at May 15, 2006 (Inception)	$-	$-	$-
Net loss	(70,750)	-	(70,750)
Balance at December 31, 2006	$(70,750)	$-	$(70,750)
Net loss	(79,375)	-	(79,375)
Balance at December 31, 2007	$(150,125)	$-	$(150,125)
Net loss	(195,509)	-	(195,509)
Balance at December 31, 2008	$(345,634)	$-	$(345,634)
Contributions	210,000	210,000	420,000
Net loss	(53,758)	(577)	(54,335)
Balance at December 31, 2009	$(189,392)	$209,423	$20,031
Contributions	1,081,672	1,081,671	2,163,343
Net income (loss)	(463,805)	137,616	(326,189)
Balance at December 31, 2010	$428,475	$1,428,710	$1,857,185

See summary of significant accounting policies and notes to consolidated financial statements.

SANDSTONE ENERGY, L.L.C.
(An Exploration Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended		Period from May 15, 2006
	December 31,		(Inception) to
	2010	2009	December 31, 2010
Cash flows from operating activities:
Net loss	$(326,189)	$(54,335)	$(726,158)
Adjustments to reconcile net loss to net cash used in operating activities:
Accretion of asset retirement obligation	1,172	-	1,172
Changes in operating assets and liabilities:
Accounts receivable	(305,927)	-	(305,927)
Accounts payable and accrued expenses	189,878	36,290	242,606
Net cash used in operating activities	(441,066)	(18,045)	(788,307)

Cash flows from investing activities:
Additions to oil and gas properties	(2,306,749)	(321,992)	(2,689,122)
Net cash used in investing activities	(2,306,749)	(321,992)	(2,689,122)

Cash flows from financing activities:
Contributions from members	2,163,343	420,000	2,583,343
Borrowings under notes payable – related party	627,500	10,000	637,500
Borrowings under notes payable	-	-	250,000
Payments on notes payable	(72,000)	(36,000)	(108,000)
Proceeds from third party advances	-	-	140,000
Payments of third party advances	(5,000)	(20,000)	(25,000)
Net cash provided by financing activities	2,713,843	374,000	3,477,843

Net change in cash and cash equivalents	(33,972)	33,963	414
Cash and cash equivalents, at beginning of period	34,386	423	-
Cash and cash equivalents, at end of period	$414	$34,386	$414

Supplemental cash flow information:
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

Supplemental non-cash information:
Increase in asset retirement obligation	$12,600	$6,300	$18,900

See summary of significant accounting policies and notes to consolidated financial statements.

SANDSTONE ENERGY, L.L.C.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.           ORGANIZATION

Sandstone Energy, L.L.C. (“Sandstone Energy” or “the Company”) is an oil and gas exploration and production company headquartered in the metropolitan area of Houston. The Company specializes in acquiring, exploring and developing oil and gas properties along the Gulf Coast of Texas and Louisiana. Sandstone Energy’s sole significant oil and gas asset (the “Lee County Prospect”) includes a 38.75% working interest in 2,315.6 gross acres in Lee County, Texas.  The Company currently has two wells producing oil, the Vick #2 and the Alexander #1 on this property. Although the wells generated initial production, production to date has not been consistently sustained to establish proved reserves.  These wells are operated by a third party.

2.             BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

The accompanying consolidated financial statements of Sandstone Energy have been prepared in accordance with accounting principles generally accepted in the United States of America and include all accounts of Sandstone Energy and its subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation.

Nature and Classification of the Noncontrolling Interest in the Consolidated Financial Statements

Sandstone Energy holds the controlling interest of an affiliated group.  Sandstone Energy has a fifty percent (50%) ownership interest in each of the following consolidated subsidiaries as of December 31, 2010 and 2009:  Sandstone Energy Partners I, LLC; Sandstone Energy Partners II, LLC; and Sandstone Energy Partners III, LLC.

A noncontrolling interest is the portion of the equity in a subsidiary not attributable, directly or indirectly, to a parent. A noncontrolling interest is the ownership interest held by owners other than the consolidating parent. The noncontrolling interest is reported in the consolidated balance sheets separately from members’ equity. The noncontrolling interest in the current year’s income (loss) is segregated from the net income (loss) attributable to the controlling members. Noncontrolling equity interests in the consolidated subsidiaries is increased by equity contributions and the proportionate share of the subsidiaries’ earnings and is reduced by dividends, distributions and the proportionate share of the subsidiaries’ incurred losses.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Sandstone Energy's consolidated financial statements are based on a number of significant estimates, including the recoverability of unevaluated oil and gas properties, and the oil and gas reserve quantities which are the basis for the calculation of depreciation, depletion and impairment of oil and gas properties, and the timing and costs associated with asset retirement obligations.

Exploration Stage Company

The Company is in the exploration stage in accordance with SEC guidance and Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 915 – Development Stage Entities.  Its activities to date have been limited to capital formation, organization, and development of its business.

Cash and Cash Equivalents

Sandstone Energy considers all highly liquid investments with original maturities of three months or less at the date of purchase to be cash equivalents.

Oil and Gas Properties, Full Cost Method

Sandstone Energy uses the full cost method of accounting for oil and gas producing activities. Costs to acquire mineral interests in oil and gas properties, to drill and equip exploratory wells used to find proved reserves, and to drill and equip development wells, including directly related overhead costs and related asset retirement costs are capitalized. Under this method, all costs, including internal costs directly related to acquisition, exploration and development activities are capitalized as oil and gas property costs. Properties not subject to amortization consist of exploration and development costs which are evaluated on a property-by-property basis. Amortization of these unproved property costs begins when the properties become proved or their values become impaired. Sandstone Energy assesses the realizability of unproved properties, if any, on at least an annual basis or when there has been an indication that impairment in value may have occurred. Impairment of unproved properties is assessed based on management's intention with regard to future exploration and development of individually significant properties and the ability of Sandstone Energy to obtain funds to finance such exploration and development. If the results of an assessment indicate that the properties are impaired, the amount of the impairment is added to the capitalized costs to be amortized.

Costs of proved oil and gas properties, including future development costs, if any, are amortized using the units of production method over the estimated proved reserves.

In applying the full cost method, Sandstone Energy performs an impairment test (ceiling test) at each reporting date, whereby the carrying value of property and equipment is compared to the “estimated present value,” of its proved reserves discounted at a 10-percent interest rate of future net revenues, based on current economic and operating conditions, plus the cost of properties not being amortized, plus the lower of cost or fair market value of unproved properties included in costs being amortized, less the income tax effects related to book and tax basis differences of the properties. If capitalized costs exceed this limit, the excess is charged as an impairment expense. At December 31, 2010 and 2009 the Company had no proved reserves; thus an impairment test was not performed at December 31, 2010 and 2009.  The Company assessed the realizability of its unproved properties and determined that no impairment of its unproved properties was necessary as of December 31, 2010 and 2009.

Asset Retirement Obligations

The Company follows the provisions of FASB ASC 410 - Asset Retirement and Environmental Obligations.  The fair value of an asset retirement obligation is recognized in the period in which it is incurred, if a reasonable estimate of fair value can be made.  The present value of the estimated asset retirement costs is capitalized as part of the carrying amount of the long-lived asset and is subject to amortization.  The Company’s asset retirement obligations relate to the abandonment of oil and gas properties.  The amounts recognized are based upon numerous estimates and assumptions, including future retirement costs, future recoverable quantities of oil and gas, future inflation rates and the credit-adjusted risk-free interest rate.

The following table describes changes in our asset retirement liability during each of the years ended December 31, 2010 and 2009:

	Year Ended December 31,
	2010	2009
Asset retirement liability at January 1	$6,300	$-
Accretion expense	1,172	-
Liabilities incurred from drilling	12,600	6,300
Liabilities settled—assets sold	-	-
Changes in estimates	-	-

Asset retirement liability at December 31,	$20,072	$6,300

Revenue and Cost Recognition

Sandstone Energy uses the sales method of accounting for natural gas and oil revenues. Under this method, revenues are recognized based on the actual volumes of gas and oil sold to purchasers. The volume sold may differ from the volumes to which Sandstone Energy is entitled based on its interest in the properties. Costs associated with production are expensed in the period incurred.

Accounts Receivable and Allowance for Doubtful Accounts

The Company establishes provisions for losses on accounts receivables if it is determined that collection of all or a part of an outstanding balance is not probable. Collectability is reviewed regularly, and an allowance is established or adjusted, as necessary, using the specific identification method. As of December 31, 2010 and 2009, no allowance for doubtful accounts was deemed necessary.

Income Taxes

The Company is organized as a limited liability company and treated as a pass through entity for tax purposes and as such, is not an income tax paying entity.  Accordingly, no provision has been made for income taxes.

Recent Accounting Pronouncements

Sandstone Energy does not expect the adoption of any recently issued accounting pronouncements will have a significant impact on its results of operations, financial position or cash flow.

3.           LIQUIDITY AND GOING CONCERN

Since inception, the Company’s recurring operating costs have exceeded operating revenues. The Company is in the exploration stage and has not established a recurring source of revenues and requires a significant amount of additional capital to advance the development of its oil and gas properties.  All production to date has been incidental to exploration activities. These conditions raise substantial doubt as to the Company’s ability to continue as a going concern. Management is working to improve its liquidity and its results from operations by raising additional capital and investing in the drilling of additional wells to improve future earnings and cash flow. The Company is also actively attempting to raise funds through debt and equity transactions. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

4.           OIL AND GAS PROPERTIES

All of Sandstone Energy’s properties are unevaluated and are not subject to amortization.

	Balance as of			Balance as of
Well Description	December 31, 2008	Additions	Dispositions	December 31, 2009

Vick 1, Lee County, TX	$60,381	$328,292	$-	$388,673
Vick 2, Lee County, TX	-	-	-	-
Alexander 1, Lee Co, TX	-	-	-	-
	$60,381	$328,292	$-	$388,673

	Balance as of			Balance as of
Well Description	December 31, 2009	Additions	Dispositions	December 31, 2010

Vick 1, Lee County, TX	$388,673	$355,778	$-	$744,451
Vick 2, Lee County, TX	-	1,129,644	-	1,129,644
Alexander 1, Lee Co., TX	-	833,927	-	833,927
	$388,673	$2,319,349	$-	$2,708,022

The Vick No: 1 well is currently a drilled and unevaluated well and was drilled laterally several hundred feet, where it intercepted a fault or fault zone and encountered a saltwater flow of approximately 250 barrels per day.  The Vick No: 1 is currently being evaluated for re-entry to drill and test deeper zones.  The Company has a 19.375% net working interest as of December 31, 2010.

The Vick No: 2 well is currently a drilled and unevaluated well and was drilled as a vertical well and then extended as a horizontal well.  Although the well generated initial production, production to date has not been consistently sustained to establish proved reserves.  Options to initiate production are being considered, including drilling a new well with a perforated liner.  The Company has a 19.375% net working interest as of December 31, 2010.

The Alexander No: 1 well is currently a drilled and unevaluated well.  Although the well generated initial production, production to date has not been consistently sustained to establish proved reserves. The Company has a 19.375% net working interest as of December 31, 2010.

5.           NOTES PAYABLE

Notes payable

	December 31, 2010	December 31, 2009
Promissory note to TDLOG – related party - interest at 8% due December 31, 2011; (1)	$637,500	$10,000

Promissory note to Pierre Vorster - interest at 12.5% due November 18, 2011; (2)	142,000	214,000

Total notes payable	779,500	224,000

Less current portion of debt	779,500	72,000

Total notes payable – long term	$-	$152,000

(1)
On November 10, 2009, the Company entered into a promissory note agreement with TDLOG, L.L.C., a related party in the amount of $800,000, bearing interest at 8%. Principal and interest is due in full by December 31, 2011.  The Company received proceeds of $10,000 and $627,500 in 2009 and 2010, respectively.  The Company has received additional proceeds of $180,000 through May 10, 2011.

(2)
On November 18, 2008, the Company entered in a promissory note agreement with Pierre Vorster, an individual, in the amount of $250,000, bearing interest at 12.5%.  Payment terms were for $30,000 on the one year anniversary of the note with $6,000 monthly payments thereafter until maturity in November 2011. Contemporaneously with the funding of the promissory note, Pierre Vorster received a one percent (1%) membership interest in Sandstone Energy L.L.C.  This membership interest was not fair valued and recorded as a discount to the note payable as management concluded that its value was immaterial due to limited activity and development in progress at the time that the note agreement was signed.

6.           THIRD PARTY ADVANCES

During 2006 and 2007, the Company received advances totaling $140,000 from three individuals for the purpose of acquiring oil and gas leases. These advances were non-interest bearing, short term in nature, with no set repayment terms.  The Company paid $20,000 on the advances in 2008, and paid $20,000 and $5,000 on the advances in 2009 and 2010, respectively. Third party advances were $115,000 and $120,000 at December 31, 2010 and 2009, respectively.

7.           COMMITMENTS AND CONTINGENCIES

The Company leases office space under an operating lease expiring in June 2013, with rental payments of $1,767 per month.  Rent expense was approximately $21,000 for year ended December 31, 2010.  The Company did not lease office space during 2009 and therefore incurred no rent expense for the year ended December 31, 2009.

The Company is involved, from time to time, in various legal proceedings arising out of the conduct of its business. Management does not believe that the ultimate resolution of these matters will have a material adverse effect on the Company’s results of operations, financial condition, or cash flows. However, the results of these matters cannot be predicted with certainty, and an unfavorable resolution of one or more of these matters could have a material adverse effect on the Company’s financial condition, results of operations, and cash flows.

8.           SUBSEQUENT EVENTS

The Company received additional proceeds of $180,000 under the promissory note agreement with TDLOG, L.L.C. between January 1, 2011 and May 10, 2011.

On June 20, 2011, the Company sold all of its controlling membership interests to Eagle Ford Oil and Gas Corp. (“Eagle Ford”) in exchange for 17,587,113 shares of common stock of Eagle Ford. Following the acquisition, the shares issued to the Company constituted 82% of Eagle Ford’s outstanding common stock, resulting in a change of control in which the Company controls Eagle Ford post-acquisition.

On August 8 and August 11, 2011, Eagle Ford acquired the remaining 50% interests in each of the Sandstone partnerships and therefore owns 100% of the interests in these ventures as of those dates.

On September 30, 2011, two officers of Eagle Ford transferred indirect beneficially owned shares of Eagle Ford common stock in exchange for forgiveness of the outstanding balance of the Third Party Advances.  The balance of these advances at September 30, 2011 was $115,000.

Management of the Company has evaluated subsequent events through November 3, 2011, which is the date the financial statements became available for issuance, and concluded, that no subsequent events have occurred that will require recognition in the consolidated financial statements or disclosures in the notes to the financial statements, other than the acquisition by Eagle Ford discussed above.